EXHIBIT 99.1
Marine Petroleum Trust
News Release
MARINE PETROLEUM TRUST
ANNOUNCES FOURTH QUARTER CASH DISTRIBUTION
          DALLAS, Texas, November 17, 2006 — Bank of America, N.A., as Trustee of the Marine Petroleum Trust (NASDAQ — MARPS), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.576348 per unit, payable on December 28, 2006, to unit holders of record on November 30, 2006.
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Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free — 800.985.0794